Exhibit 99.1

Stronghold Digital Mining Highlights Environmental Stewardship in Response to Congressional Inquiry

NEW YORK, February 8, 2022 – Stronghold Digital Mining, Inc. (Nasdaq: SDIG) (“Stronghold”, or the “Company”) today responded to an inquiry from a group of United States Senators and members of Congress dated January 27, 2022, which details its commitment to fostering a positive environmental impact and the Company’s previous and ongoing reclamation and remediation efforts. The full response letter is available here and has been posted to the Investor section of the Company’s corporate website at www.strongholddigitalmining.com with highlights from the letter included below.

“We are excited to engage with U.S. Congressional representatives to better educate the community about our previous and ongoing positive environmental impact,” said Greg Beard, co-chairman and chief executive officer of Stronghold. “We believe that our differentiated business model demonstrates how Bitcoin mining can have a beneficial impact on the environment, local communities and grid stability.”

Excerpts from Stronghold’s full response letter:
•“Pennsylvania has deemed the reclamation of coal refuse sites as an environmental priority, and since the early 1990s, an unofficial public-private-partnership has developed between the coal refuse reclamation-to-energy industry and the Commonwealth of Pennsylvania.”
•“There are more than 840 coal refuse piles at these abandoned mine lands across Pennsylvania, which cover an aggregated area of 8,500 acres and contain a total volume of more than 200 million cubic yards. The total volume of coal refuse in Pennsylvania is unknown but estimates range from between 200 million and 8 billion cubic yards.”
•“The Facilities represent an efficient conversion of damaging waste product into power while helping achieve governmental priorities.”
•“We convert highly polluting coal refuse into power and beneficial use ash, which consists of fly ash and bottom ash that can be beneficially reused for mine reclamation efforts and as an additive in concrete production.”
•“Our CFB technology helps to control emissions of sulfur dioxide (“SO2”), nitrogen oxides (“NOx”), air toxins, and total particulate matter by removing ~90% of NOx emissions, ~98% of SO2 emissions, ~99.9% of particulate emissions and ~99.9% of mercury emissions.”
•“Our Facilities are capable of diligently addressing this damaging waste product and converting over 1.25 million tons of coal refuse into energy annually.”
•“Bitcoin mining is a primary consumer of our power but does not preclude us from supplying power to the grid when dispatched or during periods of high power prices.”
•“The Facilities currently employ over 110 individuals in the land reclamation, power management, data center and related sectors, and we plan to hire or arrange to hire approximately an additional 30 employees in Venango and Carbon Counties in 2022.”

About Stronghold Digital Mining, Inc.
Stronghold is a vertically integrated Bitcoin mining company with an emphasis on environmentally beneficial operations. Stronghold houses its miners at its wholly owned and operated Scrubgrass

Plant and Panther Creek Plant, both of which are low-cost, environmentally beneficial coal refuse power generation facilities in Pennsylvania.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements and the business prospects of Stronghold are subject to a number of risks and uncertainties that may cause Stronghold’s actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things: our dependence on the level of demand and financial performance of the crypto asset industry; our ability to manage growth, business, financial results and results of operations; our ability to acquire and receive miners on a timely basis or at all; our ability to raise capital to fund business growth; our ability to enter into purchase agreements and acquisitions; our ability to finance our growth; our ability to satisfy the collateral requirements under our finance agreements; public health crises, epidemics, and pandemics such as the coronavirus pandemic; our ability to procure crypto asset mining equipment; our ability to respond to price fluctuations and rapidly changing technology; our ability to operate our coal refuse power generation facilities as planned; and legislative or regulatory changes, and liability under, or any future inability to comply with, existing or future energy regulations or requirements. More information on these risks and other potential factors that could affect our financial results is included in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Registration Statement on Form S-1 (File No. 333-258188), filed on October 19, 2021, and any subsequently filed Quarterly Reports on Form 10-Q. Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

Investor Contact:

Matt Glover or Jeff Grampp, CFA
Gateway Group, Inc.
SDIG@GatewayIR.com
1-949-574-3860

Media Contact:

contact@strongholddigitalmining.com